PROMISSORY NOTE

April 26, 1996
$200,000.00
         FOR VALUE RECEIVED, the undersigned, TVMJG 1996-Putnam Square Limited Partnership (whether one or more hereinafter called the "Maker"), promises to pay to the order of Donald H. Snyder (the "Developer"), at 190 Forest Road, Milford, Connecticut 06460, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred Thousand Dollars ($200,000.00), plus interest on the principal balance thereof from time to time outstanding at the rate of seven percent (7%) per annum from date until paid, payable from "Cash Flow" as set forth in Section 11.01 in TVMJG 1996-Putnam Square Limited Partnership Second Amended and Restated Agreement of Limited Partnership, dated even date herewith, commencing one (1) month after the date hereof and continuing on the same day of each succeeding month thereafter until December 31, 2006, after the date hereof, the maturity date hereof, when the entire principal balance hereof, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall be due and payable in full. Interest hereon shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All payments of principal and/or interest hereon shall be payable in lawful money of the United States and in immediately available funds.

         If default be made in the payment of any installment due under this Note, whether now existing or hereafter created or arising, direct or indirect, matured or immatured, and whether absolute or contingent, joint, several or joint and several and howsoever owned, held or acquired, then, in such event, the entire principal balance hereof, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall at once become due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         This Note may be prepaid, in hold or in part, at any time without penalty. Any partial prepayments shall not, however, relieve the Maker of the obligation to pay periodic installments of principal and/or interest hereunder as and when the same would otherwise fall due.

         Each party liable here on in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind respecting this Note (except as otherwise expressly provided for herein), (ii) agrees that the holder hereof, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereon, and (iii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts of circumstances other than full and complete payment of all amounts due hereunder.

         THE DEVELOPER AND THE MAKER, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE DEVELOPER AND THE MAKER.

         The Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

     In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     This note shall not be changed orally,  but only by an agreement in writing
signed  by  the  parties  against  whom  enforcement  of  any  waiver,   change,
modification or discharge is sought.

     The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

     This Note shall be governed in all respects by the laws of Connecticut and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Note evidences the obligation of Maker to pay the Development Fee pursuant to that certain Development Agreement by and between Maker and Developer dated even date herewith, the terms of which are incorporated by this reference. This Note is non-negotiable and may not be sold, assigned, endorsed or otherwise transferred by the Developer without the prior written consent of the Maker.

          WITNESS:             TVMJG 1996-PUTNAM SQUARE LIMITED
                               PARTNERSHIP, a Connecticut limited partnership
s/s David Ahern
------------------------       By: /s/ Donald H. Snyder  (Seal)
                               ---------------------------------
                               Donald H. Snyder, General Partner


ASSIGNED TO HOMES FOR AMERICA HOLDINGS

/s/ Donald H. Snyder       Dated: 10/15/97
--------------------------------------------
Donald H. Snyder